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                                        Exhibit to the Annual Report
                                        (Form 11-K) of the Huntington
                                        Stock Purchase and Tax Savings
                                        Plan and Trust for the fiscal
                                        year ended December 31, 1996.


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-46327) pertaining to the Huntington Stock Purchase and Tax Savings Plan and Trust of Huntington Bancshares Incorporated and in the related Prospectus of our report dated June 25, 1997 with respect to the financial statements and schedules of the Huntington Stock Purchase and Tax Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                             Ernst & Young LLP
Columbus, Ohio
June 25, 1997